Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q2 2019; RECORD YTD

EARNINGS, UP 13%; ASSET GROWTH TO $5.2 BB; REGULAR DIVIDEND DECLARED

Medford, MA, July 9, 2019 – Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $18,884,000 for the six months ended June 30, 2019, or $3.39 per Class A share diluted, an increase of 13.0% compared to net income of $16,707,000, or $3.00 per Class A share diluted, for the same period a year ago. Total assets increased 0.7% from $5.16 billion at December 31, 2018 to $5.20 billion at June 30, 2019. For the quarter ended June 30, 2019, net income totaled $9,466,000 or $1.70 per Class A share diluted, an increase of 5.2% compared to net income of $8,998,000, or $1.62 per Class A share diluted, for the same period a year ago.

Net interest income totaled $46.7 million for the six months ended June 30, 2019 compared to $45.7 million for the same period in 2018. The 2.2% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.19% on a fully taxable equivalent basis in 2018 to 2.09% for the same period in 2019. This was primarily the result of increased rates paid on deposits. The average balances of earning assets increased by 8.1% combined with an average yield increase of 0.36%, resulting in an increase in interest income of $13.9 million. The average balance of interest bearing liabilities increased 7.6% combined with an average cost of funds increase of 0.57%, resulting in an increase in interest expense of $12.9 million.

The Company’s effective tax rate decreased from 4.7% for the first six months of 2018 to 0.8% for the same period in 2019. This was primarily as a result of a reduction in tax accruals related to sequestration of the refundable portion of our alternative minimum tax (AMT) credit carryforward. On January 14, 2019, the IRS updated its announcement “Effect of Sequestration on the Alternative Minimum Tax Credit for Corporations” to clarify that refundable AMT credits under Section 53(e) of the Internal Revenue Code are not subject to sequestration for taxable years beginning after December 31, 2017. Therefore, the full amount of the AMT credit carryover will be refunded to the Company.

-more-

At June 30, 2019, total equity was $318.9 million compared to $300.4 million at December 31, 2018. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 7.07% at June 30, 2019, compared to 6.91% at December 31, 2018. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of June 30, 2019 was $57.28 per share compared to $53.96 at December 31, 2018.

The Company’s allowance for loan losses was $29.1 million or 1.26% of loans outstanding at June 30, 2019 compared to $28.5 million or 1.25% of loans outstanding at December 31, 2018, and $27.1 million or 1.22% of loans outstanding at June 30, 2018. The ratio of the allowance for loan losses to loans outstanding has increased from the same period last year, primarily as a result of changes in qualitative factors related to general economic factors pertaining to certain industries. Non-performing assets totaled $5.0 million at June 30, 2019, compared to $3.5 million at December 31, 2018, and $1.5 million at June 30, 2018. Nonperforming assets increased from the same period last year, mainly as a result of one residential real estate property classified as other real estate owned.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2019 to stockholders of record on August 1, 2019.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2019	December 31, 2018
Cash and Due From Banks	$69,317	$89,540
Federal Funds Sold and Interest-bearing Deposits In Other Banks	181,409	252,963
Securities Available-for-Sale (AFS)	293,051	338,327
Securities Held-to-Maturity	2,178,568	2,046,647
Federal Home Loan Bank of Boston stock, at cost	21,139	17,974
Loans:
Commercial & Industrial	764,492	761,775
Municipal	95,682	97,140
Construction & Land Development	13,751	13,628
Commercial Real Estate	758,242	750,362
Residential Real Estate	346,585	348,250
Consumer and Other	22,609	22,083
Home Equity	311,210	292,340

Total Loans	2,312,571	2,285,578
Less: Allowance for Loan Losses	29,070	28,543

Net Loans	2,283,501	2,257,035
Bank Premises and Equipment, net	25,296	23,921
Accrued Interest Receivable	14,655	14,406
Goodwill	2,714	2,714
Other Assets	130,851	120,408

Total Assets	$5,200,501	$5,163,935

Liabilities
Demand Deposits	$765,127	$813,478
Interest Bearing Deposits:
Savings and NOW Deposits	1,668,802	1,707,019
Money Market Accounts	1,172,283	1,325,888
Time Deposits	489,948	560,579

Total Interest Bearing Deposits	3,331,033	3,593,486

Total Deposits	4,096,160	4,406,964
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	219,510	154,240
Other Borrowed Funds	451,419	202,378

Total Borrowed Funds	670,929	356,618
Other Liabilities	78,392	63,831
Subordinated Debentures	36,083	36,083

Total Liabilities	4,881,564	4,863,496
Total Stockholders’ Equity	318,937	300,439

Total Liabilities & Stockholders’ Equity	$5,200,501	$5,163,935

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and six months ended June 30, 2019 and 2018

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Interest Income:
Loans	$21,680	$19,179	$42,989	$37,446
Securities Held-to-Maturity	14,595	11,135	28,383	21,423
Securities Available-for-Sale	2,490	2,329	5,121	4,321
Federal Funds Sold and Interest-bearing Deposits In Other Banks	927	765	2,276	1,648

Total Interest Income	39,692	33,408	78,769	64,838
Interest Expense:
Savings and NOW Deposits	5,877	2,583	11,343	4,806
Money Market Accounts	5,412	2,934	10,755	5,387
Time Deposits	2,893	2,531	5,686	4,894
Securities Sold Under Agreements to Repurchase	490	188	875	369
Other Borrowed Funds and Subordinated Debentures	1,770	1,973	3,422	3,715

Total Interest Expense	16,442	10,209	32,081	19,171

Net Interest Income	23,250	23,199	46,688	45,667
Provision For Loan Losses	250	450	625	900

Net Interest Income After
Provision for Loan Losses	23,000	22,749	46,063	44,767
Other Operating Income
Service Charges on Deposit Accounts	2,282	2,064	4,491	4,131
Lockbox Fees	992	621	2,081	1,412
Net Gain on Sales of Loans	139	—	154	—
Net Gain on Sales of Securities	—	—	—	197
Other Income	1,584	1,037	2,698	2,175

Total Other Operating Income	4,997	3,722	9,424	7,915
Operating Expenses
Salaries and Employee Benefits	10,916	10,536	21,951	21,761
Occupancy	1,522	1,461	3,223	3,098
Equipment	795	780	1,578	1,574
FDIC Assessment	349	359	722	742
Other	4,682	4,023	8,980	7,985

Total Operating Expenses	18,264	17,159	36,454	35,160

Income Before Income Taxes	9,733	9,312	19,033	17,522
Income Tax Expense	267	314	149	815

Net Income	$9,466	$8,998	$18,884	$16,707

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2019	June 30, 2018
Cash and Due From Banks	$74,948	$71,146
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	189,568	199,454
Securities Available-For-Sale (AFS)	340,664	404,032
Securities Held-to-Maturity (HTM)	2,121,043	1,795,422
Total Loans	2,306,165	2,189,044
Less: Allowance for Loan Losses	28,864	26,743

Net Loans	2,277,301	2,162,301
Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(3,560)	(4,369)
Bank Premises and Equipment	24,483	23,290
Accrued Interest Receivable	14,167	11,189
Goodwill	2,714	2,714
Other Assets	134,524	123,101

Total Assets	$5,175,852	$4,788,280

Liabilities
Demand Deposits	$759,653	$708,858
Interest Bearing Deposits:
Savings and NOW Deposits	1,834,278	1,506,828
Money Market Accounts	1,270,952	1,196,783
Time Deposits	509,710	601,207

Total Interest Bearing Deposits	3,614,940	3,304,818

Total Deposits	4,374,593	4,013,676
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	181,252	149,139
Other Borrowed Funds	195,318	252,054

Total Borrowed Funds	376,570	401,193
Other Liabilities	79,440	69,242
Subordinated Debentures	36,083	36,083

Total Liabilities	4,866,686	4,520,194
Total Stockholders’ Equity	309,166	268,086

Total Liabilities & Stockholders’ Equity	$5,175,852	$4,788,280

Total Average Earning Assets – QTD	$4,965,815	$4,622,577

Total Average Earning Assets – YTD	$4,957,440	$4,587,952

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2019	June 30, 2018
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.70	$1.62
Earnings per average Class A share, diluted, year-to-date	$3.39	$3.00
Return on average assets, year-to-date	0.74%	0.70%
Return on average stockholders’ equity, year-to-date	12.32%	12.57%
Net interest margin (taxable equivalent), quarter	2.06%	2.20%
Net interest margin (taxable equivalent), year-to-date	2.09%	2.19%
Efficiency ratio, quarter – Non-GAAP (1)	59.8%	60.8%
Book value per share	$57.28	$49.84
Tangible book value per share – Non-GAAP (1)	$56.79	$49.35
Capital / assets	6.13%	5.67%
Tangible capital / tangible assets – Non-GAAP (1)	6.08%	5.61%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,620,449	3,608,029
Shares outstanding Class B	1,947,460	1,959,880

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.26%	1.22%
Nonaccrual loans	$2,899	$1,456
Nonperforming assets	$4,999	$1,456
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,520	$5,295
Net charge-offs(recoveries), year-to-date	$98	$11
Leverage ratio	7.07%	6.85%
Common equity tier 1 risk weighted capital ratio	11.79%	10.90%
Tier 1 risk weighted capital ratio	13.03%	12.19%
Total risk weighted capital ratio	14.06%	13.19%
Total risk weighted assets	$2,813,302	$2,709,841
(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses (numerator)	$36,296	$35,160

Net interest income	$46,688	$45,667
Total other operating income	9,424	7,915
Tax equivalent adjustment	4,576	4,249

Total income (denominator)	$60,688	$57,831

Efficiency ratio, quarter – Non-GAAP	59.8%	60.8%

Calculation of tangible book value per share:
Total stockholders’ equity	$318,937	$277,481
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$316,223	$274,767

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share – Non-GAAP	$56.79	$49.35

Book value per share – GAAP	$57.28	$49.84

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$318,937	$277,481
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$316,223	$274,767

Total assets	$5,200,501	$4,898,099
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$5,197,787	$4,895,385

Tangible capital / tangible assets – Non-GAAP	6.08%	5.61%

Capital / assets – GAAP	6.13%	5.67%